EXHIBIT 99.2


TULIP  DEVELOPMENT  LABORATORY,  INC.
 AND  AFFILIATE

COMBINED  FINANCIAL  STATEMENTS  (UNAUDITED)

MARCH  31,  2005

                                TULIP DEVELOPMENT LABORATORY, INC. AND AFFILIATE
2

                                          INDEX TO COMBINED FINANCIAL STATEMENTS
                                          --------------------------------------

COMBINED  FINANCIAL  STATEMENTS  (UNAUDITED):

   Balance  Sheet  as  of  March  31,  2005                                    3
   Statement  of  Operations  for the Three Months Ended
    March 31, 2005 and 2004                                                    4
   Statement  of  Cash  Flows for the Three Months Ended
    March 31, 2005 and 2004                                                    5
   Notes  to  Combined  Financial  Statements                              6 - 9


TULIP DEVELOPMENT LABORATORY, INC. AND AFFILIATE
COMBINED  BALANCE  SHEET
     (UNAUDITED)
MARCH  31,  2005
----------------

ASSETS

Current Assets:
  Cash and cash equivalents. . . . . . . . .  $  693,000
  Accounts receivable. . . . . . . . . . . .   1,169,000
  Inventories. . . . . . . . . . . . . . . .     840,000
  Other current assets . . . . . . . . . . .      12,000
                                           -------------
  TOTAL CURRENT ASSETS . . . . . . . . . . .   2,714,000

Property and Equipment, net. . . . . . . . .     206,000
                                           -------------
  TOTAL ASSETS . . . . . . . . . . . . . . .  $2,920,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable . . . . . . . . . . . . .  $  254,000
  Accrued expenses . . . . . . . . . . . . .     200,000
  Due to stockholders. . . . . . . . . . . .     450,000
  Customer advances. . . . . . . . . . . . .     216,000
                                             -----------
  TOTAL CURRENT LIABILITIES. . . . . . . . .   1,120,000

Stockholders' Equity:
  Common stock . . . . . . . . . . . . . . .      20,000
  Additional paid-in capital . . . . . . . .      28,000
  Retained earnings. . . . . . . . . . . . .   1,752,000
                                              -----------
  STOCKHOLDERS' EQUITY . . . . . . . . . . .   1,800,000
                                              ----------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $2,920,000

                               See Notes to Combined Financial Statements

 TULIP DEVELOPMENT LABORATORY, INC. AND AFFILIATE

COMBINED  STATEMENT  OF  OPERATIONS
     (UNAUDITED)

THREE MONTHS ENDED MARCH 31, . . . . . . . .        2005        2004
                                              ----------  -----------

Net sales. . . . . . . . . . . . . . . . . .  $1,654,000  $1,325,000

Cost of sales. . . . . . . . . . . . . . . .     897,000     626,000
                                            -----------  -----------
Gross profit . . . . . . . . . . . . . . . .     757,000     699,000
                                              -----------   ---------

Selling, general and administrative expenses     284,000     188,000

Investment and other income, net . . . . . .           -      (2,000)
                                             ----------- -----------
Net income . . . . . . . . . . . . . . . . .  $  473,000  $  513,000
                                             ===========  ==========

Net income per common share:

    Basic and diluted. . . . . . . . . . . .  $    23.65  $    25.65


                                     See Notes to Combined Financial Statements


TULIP DEVELOPMENT LABORATORY, INC. AND AFFILIATE
COMBINED  STATEMENT  OF  CASH  FLOWS
(UNAUDITED)

THREE MONTHS ENDED MARCH 31,. . . . . . . . . . . . . . . . . . .       2005         2004
                                                                   --------     ----------

Cash flows from operating activities:
  Net income. . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 473,000   $  513,000
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization . . . . . . . . . . . . . . . .      9,000       13,000
    Changes in operating assets and liabilities:
      (Increase) decrease in accounts receivable. . . . . . . . .   (281,000)     330,000
      Increase in inventories . . . . . . . . . . . . . . . . . .   (127,000)    (102,000)
      Decrease in other current assets. . . . . . . . . . . . . .     30,000        8,000
      Increase in customer advances . . . . . . . . . . . . . . .     85,000            -
      Increase in other assets. . . . . . . . . . . . . . . . . .          -      (16,000)
      Increase in accounts payable. . . . . . . . . . . . . . . .    148,000       45,000
      Increase in accrued expenses. . . . . . . . . . . . . . . .    153,000       11,000
                                                                 ----------- -------------
  NET CASH PROVIDED BY OPERATING ACTIVITIES . . . . . . . . . . .    490,000      802,000

Cash flows from investing activities:
    Proceeds from sale of marketable securities . . . . . . . . .     10,000            -
    Purchase of marketable securities . . . . . . . . . . . . . .          -       (2,000)
    Purchase of property and equipment. . . . . . . . . . . . . .    (28,000)      (3,000)
                                                                 ------------   ----------
  NET CASH USED IN INVESTING ACTIVITIES . . . . . . . . . . . . .    (18,000)      (5,000)

Cash flows from financing activity - distribution to stockholders   (388,000)    (560,000)
                                                                  ----------  ------------
  NET CASH USED IN FINANCING ACTIVITY . . . . . . . . . . . . . .   (388,000)    (560,000)

Net increase in cash and cash equivalents . . . . . . . . . . . .     84,000      237,000

Cash and cash equivalents at beginning of period. . . . . . . . .    609,000      794,000
                                                                 -----------  -----------
Cash and cash equivalents at end of period. . . . . . . . . . . .  $ 693,000   $1,031,000
-----------------------------------------------------------------



SCHEDULE  OF  NON-CASH  FINANCING  ACTIVITY:

     Distribution  payable  to  stockholders     $   450,000     -

                                     See Notes to Combined Financial Statements


                                TULIP DEVELOPMENT LABORATORY, INC. AND AFFILIATE

                                          NOTES TO COMBINED FINANCIAL STATEMENTS
                                          --------------------------------------
                                                                     (UNAUDITED)

  1.  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  AND  PRINCIPAL  BUSINESS
ACTIVITIES:


     The financial information herein is unaudited. However, in the opinion of management, such information reflects all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the results of operations for the periods being reported. Additionally, it should be noted that the accompanying combined financial statements do not purport to contain complete disclosures required for annual financial statements in conformity with generally accepted accounting principles.

     The results of operations for the three months ended March 31, 2005 are not necessarily indicative of the results of operations for the full fiscal year ending December 31, 2005.

     The combined financial statements include the accounts of Tulip Development Laboratory, Inc. ("Tulip") and TDL Manufacturing, Inc. ("TDLM") (collectively, the "Company") which are related through common ownership. All significant intercompany accounts and transactions have been eliminated in combination.

     Tulip designs, engineers and integrates flat panel display products, integrated keyboards, and illuminated data entry devices for the military and commercial aviation industry and the vetronic industry. TDLM provides full service manufacturing for Tulip products.

     The preparation of the combined financial statements in conformity with generally accepted accounting principles requires the use of estimates by management. Actual results could differ from those estimates.

     The Company considers cash equivalents to be highly liquid, short-term investments with original maturities of three months or less. Cash equivalents consist of short-term money market investments.

     The Company maintains cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk.

     Exposure to credit risk on accounts receivable is controlled through credit approval, limits and monetary procedures. The Company's customers are primarily large, well established, diversified companies with good credit ratings. Therefore, since the Company has not experienced any significant losses over the years, it has deemed that an allowance is not necessary at this time.

     Inventories are stated at the lower of cost (specific-identification) or market.

     Property and equipment is recorded at cost. Depreciation and amortization of the respective assets are computed using the straight-line method over their estimated useful lives ranging from 3 to 7 years. Leasehold improvements are amortized using the straight-line method over the expected term of the lease or estimated useful life of the improvement, whichever is less.



     Substantially all of the Company's revenue is recognized from the sale of tangible products. The Company records sales upon delivery of the units under its manufacturing contracts.

     For income tax purposes, the Company has elected to be treated as a small business corporation (S Corporation) under the applicable sections of the Internal Revenue Code and the laws of the Commonwealth of Pennsylvania. Accordingly, there is no provision for federal or state income taxes as such, earnings will flow through directly to the stockholders.

     The Company's freight and delivery costs were approximately $7,000 and $3,000 for the three months ended March 31, 2005 and 2004, respectively. These costs are included in selling, general and administrative expenses.

     Research and development costs are expensed when incurred. The Company expensed approximately $2,000 for research and development during the three months ended March 31, 2004 and had no charges during the same period in 2005. Such expenses are included in selling, general and administrative expenses.

     Management does not believe that any recently issued, but not yet effective accounting standards, if currently adopted, would have a material effect on the Company's combined financial statements.


  2.  INVENTORIES:
 Inventories  consist  of  the  following:
                       March  31,  2005
Finished  goods          $       88,000
Work-in-process                 531,000
Raw  materials                  221,000
                         ---------------
                          $     840,000

 3.  PROPERTY  AND  EQUIPMENT:

     Property  and  equipment,  at  cost,  consists  of  the  following:


                                    March  31,  2005
Leasehold  improvement                $  103,000
Machinery  and  equipment                253,000
Furniture  and  fixture                  290,000
Automobiles                                  -
                                      -----------
                                         646,000
Less  accumulated  depreciation
 and  amortization                       440,000
                                      -----------
                                      $  206,000

  4.  FINANCING  ARRANGEMENT:

     TDLM and Tulip each had an available line of credit agreement with a bank for $300,000 which expired in February 2005. Borrowings under the agreement were based on a percentage of eligible receivables and inventories, as defined, and bear interest at the bank's prime rate (5.50% at February 28, 2005) plus 1/2% . The line of credit was secured by substantially all of the assets of the Company. No borrowings were made under the line of credit agreements prior to their expiration.

  5.  PENSION PLANS:

     The Company has a defined contribution plan covering substantially all of its employees. Contributions are 0 to 15% of covered employee's salary determined by the Company's management. The Company made no contributions during the three months ended March 31, 2005 and 2004.

 6.  RELATED  PARTY
        TRANSACTIONS:
     The Company rents its facility, on a month-to-month basis, from a limited partnership, which is controlled by certain stockholders of the Company. Rent expense charged to operations was approximately $26,000 for each of the three months ended March 31, 2005 and 2004.

 7.  SUBSEQUENT  EVENT:
     On April 4, 2005, the Company sold all of its issued and outstanding capital stock to Orbit International Corp. ("Orbit"). The total transaction value was approximately $8.5 million consisting of $5.0 million in cash funded by a term loan, a $2.0 million promissory note to the stockholders of the Company and approximately 165,000 shares of Orbit stock valued at approximately $1.5 million. Orbit plans to keep the Company's operations in Quakertown, Pennsylvania and the Company has become part of Orbit's Electronics Segment.

     A liability due to the stockholders of the Company for $450,000 was established for the difference between the net assets agreed to be delivered to Orbit pursuant to the Stock Purchase Agreement and the actual net assets at March 31, 2005.

     Operating results for the period March 31, 2005 through April 4, 2005 were not material and are not included in these financial statements.

 8.  INCOME  PER  COMMON  SHARE:
     The denominator for basic and diluted income per share is the 20,000 issued and outstanding common shares of the Company at March 31, 2005. The numerator for basic and diluted income per share is the net income for March 31, 2005.

     Basic earnings per share is computed by dividing net income by the weighted-average number of shares of common stock outstanding for the period. Diluted earnings per share gives effect to dilutive options, warrants and other common stock equivalents during the period. There was no potential common stock for the three months ended March 31, 2005.

 9.  COMMON  STOCK:

     At March 31, 2005 and 2004, common stock and additional paid-in capital consisted of the following:


                                                                     Additional
                                                                        Paid-in
                                                  Common  Stock         Capital
                                                  ------------      ------------
     TDLM:
         Common  stock  -  $1.00  par  value;
         authorized, issued  and  outstanding
         10,000  shares                                $10,000          $19,000

     Tulip:
         Common  stock  -  $1.00  par  value;
         authorized issued  and  outstanding
         10,000  shares                                10,000             9,000
                                                     ---------         ---------
                                                      $20,000           $28,000